Exhibit 99.1

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and

31 March 2011

CONTENTS

Independent Auditors’ Report	2
Combined Carve-out Statements of Income	3
Combined Carve-out Statements of Comprehensive Income	4
Combined Carve-out Statements of Financial Position	5
Combined Carve-out Statements of Changes in Invested Equity	6
Combined Carve-out Statements of Cash Flows	7
Notes to the Combined Carve-out Financial Statements	8-42

Independent Auditors’ Report

The Directors

PLG Holdco Limited

Report on the Combined Carve-out Financial Statements

We have audited the accompanying combined carve-out financial statements of the entities listed in Note 1 and forming the Parlophone Label Group (“PLG”), which comprise the combined carve-out statements of financial position as at March 31, 2013, 2012 and 2011, and the related combined carve-out statements of income and comprehensive income, changes in invested equity, and cash flows for the years then ended, and the related notes to the combined carve-out financial statements.

Management’s Responsibility for the Combined Carve-out Financial Statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined carve-out financial statements present fairly, in all material respects, the financial position of Parlophone Label Group as at March 31, 2013, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with IFRS as issued by the IASB.

Emphasis of Matter

Note 1 to the accompanying combined carve-out financial statements explains the basis of preparation, including the approach to and the purpose for preparing them. These combined carve-out financial statements were prepared for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X of the Securities Act of 1933, as amended. Our opinion is not modified with respect to this matter.

KPMG LLP

London, United Kingdom

September 10, 2013

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Combined Carve-out Statements of Income

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

		Year ended 31	Year ended 31	Year ended 31
		March 2013	March 2012	March 2011
	Note	£m	£m	£m
Revenue		295	371	368
Cost of sales and distribution costs		(159)	(208)	(212)

Gross profit		136	163	156
Operating expenses		(59)	(70)	(63)
Restructuring costs	5	(6)	(10)	(5)
Pension curtailment expense	2, 19	(312)	—	—
Net profit on disposal of assets	2	166	—	—

(Loss)/ profit from operations	2	(75)	83	88
Net finance charges:
Finance income	4	32	26	7
Finance costs	4	(15)	(25)	(6)

Total net finance charges		17	1	1

(Loss)/ profit before taxation		(58)	84	89
Taxation:
Overseas	6	(4)	(8)	(4)
UK	6	(13)	(27)	(28)

Total Taxation		(17)	(35)	(32)

(Loss)/ profit for the year		(75)	49	57

Attributable to:
Equity holders of the parent companies		(75)	49	57

(Loss)/ profit for the year		(75)	49	57

The notes on pages 8 to 42 form part of these financial statements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Combined Carve-out Statements of Comprehensive Income

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

	Year ended 31	Year ended 31	Year ended 31
	March 2013	March 2012	March 2011
	£m	£m	£m
(Loss)/profit for the year	(75)	49	57
Other comprehensive (loss)/income:
Foreign exchange translation	(1)	(2)	1

Other comprehensive (loss)/income for the year	(1)	(2)	1

Total comprehensive (loss)/income for the year	(76)	47	58

Attributable to:
Equity holders of the parent companies	(76)	47	58

Total comprehensive (loss)/income for the year	(76)	47	58

The notes on pages 8 to 42 form part of these financial statements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Combined Carve-out Statements of Financial Position

As at 31 March 2013, 31 March 2012 and 31 March 2011

		2013	2012	2011
	Note	£m	£m	£m
Assets
Non-current assets
Music catalogues	7	5	5	—
Goodwill	8	2	2	—
Property, plant and equipment	9	24	39	39
Deferred taxation	16	34	9	11
Other receivables	10	3	3	2

		68	58	52

Current assets
Trade receivables	10	51	44	44
Advances	10	8	4	22
Corporation tax recoverable	10	—	—	1
Other receivables	10	18	36	26
Inter-division receivables	10	54	49	34
Financial assets	14	71	1,495	901
Inventories	11	1	2	2
Cash and cash equivalents	12	24	25	25

		227	1,655	1,055

Total assets		295	1,713	1,107

Liabilities
Current liabilities
Trade and other payables	13	(140)	(192)	(181)
Inter-division payables	13	(42)	(47)	(35)
Corporation tax payable	13	(41)	(29)	(25)
Financial liabilities	14	(330)	(818)	(335)
Other provisions for liabilities	17	(5)	(12)	(11)

		(558)	(1,098)	(587)

Non-current liabilities
Other payables	13	(7)	(6)	(7)
Other financial liabilities	14	(13)	(214)	(216)

		(20)	(220)	(223)

Total liabilities		(578)	(1,318)	(810)

Net (liabilities)/assets		(283)	395	297

Invested equity		(283)	395	297

The notes on pages 8 to 42 form part of these financial statements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Combined Carve-out Statements of Changes in Invested Equity

As at 31 March 2013, 31 March 2012 and 31 March 2011

Invested equity
£m
At 1 April 2010	242

Profit for the year	57
Other comprehensive income for the year	1
Dividends paid to external EMI entities	(3)

At 31 March 2011	297

Profit for the year	49
Other comprehensive loss for the year	(2)
Dividends paid to external EMI entities	(9)
Capital contributions	60

At 31 March 2012	395

Loss for the year	(75)
Other comprehensive loss for the year	(1)
Capital contributions	263
Dividends paid to external EMI entities	(3)
Distributions	(862)

At 31 March 2013	(283)

Distributions and Capital contributions relate to transactions between PLG entities and external EMI entities which have transferred value either into or out of PLG as explained in the Basis of preparation in Note 1.

The notes on pages 8 to 42 form part of these financial statements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Combined Carve-out Statements of Cash Flows

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

		Year ended	Year ended	Year ended
		31 March	31 March	31 March
		2013	2012	2011
	Note	£m	£m	£m
(Loss) / profit before taxation		(58)	84	89
Net finance charges	4	(17)	(1)	(1)
Depreciation	9	7	7	7
Amortisation	2, 7	1	—	—
Pension curtailment expense		312	—	—
Gain on sale of assets		(166)	—	—
Change in inventories	11	1	—	—
Change in receivables		9	—	33
Change in payables		(66)	18	(31)
Change in provisions		(7)	1	(2)

Cash generated from operations		16	109	95
Tax paid		(6)	(2)	(2)

Net cash generated from operating activities		10	107	93

Cash flows from investing activities
Purchase of businesses, net of cash acquired		(1)	(2)	—
Purchase of property, plant and equipment		(13)	(7)	(6)
Purchase of music catalogues and other intangibles		(1)	—	—

Net cash used in investing activities		(15)	(9)	(6)

Cash flows from financing activities
Financing:
Group dividends received/ (paid)		(1)	(8)	(3)
Cash changes in loan financing		6	(88)	(110)
Capital element of finance lease repayments		(1)	(2)	(2)

Net cash generated / (used) in financing activities		4	(98)	(115)

Net increase / (decrease) in cash and cash equivalents		(1)	—	(28)
Cash and cash equivalents at the beginning of the year		25	25	53

Cash and cash equivalents at the end of the year		24	25	25

Cash and cash equivalents at the end of the year are comprised of:
Cash at bank and in hand	12	24	25	25

Cash and cash equivalents at the end of the year		24	25	25

The notes on pages 8 to 42 form part of these financial statements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies

Basis of preparation

The Parlophone Label Group (“PLG” or “the Group”) as used in these Combined Carve-out Financial Statements comprises the following entities (the “PLG entities”) which are the subject of a Share Sale & Purchase Agreement between certain affiliates of Universal Music Group and certain affiliates of Warner Music Group Corp. (collectively, “Warner Music Group”) dated 6 February 2013 and which have historically operated as part of EMI Recorded Music. The entities are 100% owned unless otherwise stated.

Belgium

Parlophone Music Belgium BVBA (formerly EMI Music Belgium BVBA)

Czech Republic

EMI Czech Republic SRO

Denmark

Parlophone Music Denmark AS (formerly EMI Music Denmark A/S)

France

Parlophone Music France SAS (formerly EMI Music France SAS)

PlayOn SAS (51%)

Norway

Parlophone Group Norway AS (formerly EMI Group Norway AS)

Parlophone Music Norway AS (formerly EMI Music Norway AS)

Absolute Music AS

Poland

Parlophone Music Poland sp zoo (formerly EMI Music Poland sp.z.o.o.)

Duzy Dom Dystrybucyjny sp.z.o.o. (50%)

Portugal

Parlophone Group Portugal SGPS Lda (formerly EMI Group Portugal SGPS Lda)

Parlophone Music Portugal SGPS Lda (formerly EMI Music Portugal Lda)

Slovakia

Parlophone Slovak republic s.r.o (formerly EMI Slovakia Republic SRO)

Spain

Parlophone Music Spain SL (formerly EMI Music Spain SL)

Parlophone Hispavox SL (formerly EMI Torrelaguna SL)

Trimeca Estudios y producciones, S.L.U

Sweden

Parlophone Music Sweden AB (formerly EMI Music Sweden AB)

Grand Recordings Sweden AB

Eva Records HB (25%)

UK

PLG Holdco Limited (“PLG Holdco”)

Parlophone Records Ltd (formerly EMI Records Limited)

Parlophone Music International Services Ltd (formerly EMI Music International Services Limited)

Chrysalis Records International Limited

Chrysalis Records Limited

Ensign Records Limited

Trooper Enterprises Limited (75.8%)

Food Limited

Music for Pleasure Limited

Erato Record Classics Ltd (formerly Virgin Record Classics Limited)

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Basis of preparation (continued)

Throughout the period presented in the Combined Carve-out Financial Statements, PLG did not exist as a separate, legally constituted Group. The Combined Carve-out Financial Statements have therefore been derived from the consolidated financial statements of EMI Group Worldwide Holdings Limited (“EMI”) together with the financial statements of its subsidiaries and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) to represent the financial position and performance of PLG on a standalone basis throughout that period. The directors of PLG Holdco determined that this presentation represents PLG most appropriately based on several factors, including (1) the scope of PLG is clearly defined within the above agreement; (2) the entities forming PLG have been under common control and management throughout the period covered by the financial statements; and (3) the approach is consistent with custom and practice in relation to broadly equivalent transactions within the US market.

The Combined Carve-out Financial Statements comprise an aggregation of the earnings, financial position and cash flows of the PLG entities after making such adjustments as were considered appropriate in relation to the items set out below.

1)	Outstanding balances, investments, transactions and cash flows between PLG entities have been eliminated.

2)	Investments held in non-PLG entities have been excluded, with any dividends received by the PLG entity or sale proceeds arising on their disposal to other non-PLG entities in the period covered by these Combined Carve-out Financial Statements, being treated as capital contributions within Invested Equity.

3)	Amounts payable by PLG entities to non-PLG entities to acquire interests in entities already within the PLG boundary have been treated as distributions from Invested Equity.

All transactions between PLG and non-PLG entities are reflected in the Combined Carve-out Financial Statements as normal third party transactions. Any trading results in relation to artists’ contracts or other assets which have been sold by PLG to non-PLG entities are included up to the point at which the sale of those assets occurred. Any profit or loss on the sale of those assets is also included. As a result of the way EMI operated in the past and the basis on which recharges have already been made between entities within EMI, it has not been deemed necessary to make reallocations of any expenses or other items between PLG and non-PLG entities. All transactions between PLG and other EMI entities are disclosed as related party transactions. Transactions and balances relating to EMI entities outside of PLG are referred to as “external EMI entities” throughout the Combined Carve-out Financial Statements.

The Combined Carve-out Financial Statements may not necessarily be indicative of PLG’s financial position, results of operating activities or cash flows had it operated as a separate entity throughout the period presented or for future periods.

The Invested Equity balance within the Combined Carve-out Financial Statements represents the deficit or excess of total assets over total liabilities. The movements in Invested Equity throughout the period (including those movements relating to foreign exchange translation differences charged or credited directly to equity) are analysed within the Combined Carve-out Statements of Changes in Invested Equity, and Comprehensive Income. Given the nature of the financial statements, it is not possible to establish a separate balance for foreign exchange translation differences within the Invested Equity balance at 1 April 2010 and so no such split is provided.

For those entities located in countries where they were included in the tax grouping of other EMI entities within the same tax jurisdiction, the current tax payable or receivable of these PLG companies has been included in these Combined Carve-out Financial Statements on a separate return basis. Income tax payable or receivable includes amounts to be paid to or received via the EMI holding company in that country responsible for liaison with the relevant tax authority. For the purpose of the Combined Carve-out Financial Statements it is assumed that only the current year tax payments are outstanding. Where PLG tax liabilities have been settled by the surrender of tax losses by other EMI entities without any payment being made between those entities this has been treated as a capital contribution to PLG.

Material events which have occurred subsequent to 31 March 2013 are disclosed in note 24.

These Combined carve-out financial statements were authorized for issuance by an Executive Officer of Warner Music Group, who is duly authorized to provide this approval on behalf of PLG in such capacity (and not individually), on September 10, 2013.

All amounts are in millions of UK £ (Pounds Sterling) except for headcount figures or unless otherwise stated.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Going concern

Following the acquisition of EMI Group by Universal Music Group on 28 September 2012, the organization and funding structure of EMI Group was rationalised to simplify the divestment of PLG. This resulted in PLG having net liabilities as at 31 March 2013.

PLG’s intermediate holding company, WMG Acquisition Corp. has indicated that it intends to provide PLG with sufficient funding to enable it to meet its liabilities as they fall due over a period of at least the next 12 months and as a result, the directors have adopted the going concern basis in preparing these financial statements.

Estimates

The preparation of the combined financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of the assets, liabilities, income and expenses. Actual results may differ from these estimates. A summary of the key estimates made and judgements taken in drawing up these financial statements is included in Note 23.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

None of the changes in estimates has a material effect on the Group’s financial statements as at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011.

Foreign currency translation

At an entity level, transactions in foreign currencies are initially recorded in the functional currency at the rate ruling on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency rate of exchange ruling at the balance sheet date. All differences are taken to the statements of income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair values were determined.

On aggregation, the assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on aggregation, are translated into sterling at the rate of exchange ruling at the balance sheet date and their statements of income are translated at the average exchange rates for the period. The exchange differences arising on the retranslation of foreign operations are taken directly to a separate component of equity. On disposal of a foreign operation, the deferred cumulative amount recognised in equity relating to that particular foreign operation is recognised in the statements of income.

The average and period end exchange rates of the principle currencies used in preparing these financial statements are as follows:

	As at	Year ended	As at	Year ended	As at	Year ended
	31 March	31 March	31 March	31 March	31 March	31 March
	2013	2013	2012	2012	2011	2011
US Dollar to £1	1.52	1.56	1.60	1.60	1.60	1.60
Euro to £1	1.18	1.21	1.20	1.20	1.13	1.13

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Business combinations and goodwill

The Group measures goodwill at the acquisition date as:

•	The fair value of the consideration transferred; plus

•	The recognised amount of any non-controlling interests in the acquisition; plus

•	If the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquisition; less

•	The net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed.

When the excess is negative, a bargain purchase gain is recognised immediately in profit or loss.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts generally are recognised in profit or loss.

Transaction costs, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

Following initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is not amortised but is tested annually for impairment. In respect of equity accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment in the investee.

For an asset, such as goodwill, that does not generate largely independent cash flows, the recoverable amount, which is the higher of fair value less cost to sell and value in use, is determined for the smallest identifiable Group of assets including that asset that generates cash inflows that are largely independent of the cash inflows from other assets or Groups of assets (a ‘cash generating unit’).

Intangible assets

Intangible assets are carried at cost less accumulated amortisation and impairment losses.

Intangible assets acquired separately from a business are capitalised at cost. An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights, and its fair value can be measured reliably.

Following initial recognition, intangible assets with finite lives are amortised on a straight line basis over their estimated useful lives. These lives are estimated on an individual asset by asset basis, within the following limits:

Music catalogues	Up to 10 years

Intangible assets are tested for impairment at each balance sheet date if events or changes in circumstances indicate that the carrying value may not be recoverable. Useful lives are examined on an annual basis and adjustments, where applicable, are made on a prospective basis.

Intangible assets created within the businesses that cannot be distinguished from the cost of developing the business as a whole are not capitalised. Any relevant expenditure is charged against profit from operations in the period in which the expenditure is incurred.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment in value. Depreciation is calculated on a straight line basis to write off the cost, less residual value, of assets over the estimated useful life of the asset. The useful lives used are:

Freehold buildings	Up to 50 years
Property held under finance leases and leasehold improvements	Lower of lease term and useful life
Plant, equipment and vehicles	3 – 10 years

The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Where an indicator of impairment exists, the Group makes an estimate of the recoverable amount, which is the higher of the asset’s fair value less costs to sell and value in use. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Assets are derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the statements of income in the period in which the item is derecognised.

Leases

Assets which are held under a finance lease, which transfers to the Group substantially all the risks and benefits incidental to ownership of the leased item, are capitalised at the inception of the lease, with a corresponding liability being recognised for the fair value of the leased asset or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and a reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the lease liability. Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset and the lease term.

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases. Operating lease payments are recognised as an expense in the statements of income on a straight line basis over the lease term.

Financial assets

Financial assets are recognised when the Group becomes party to the contracts that give rise to them and are classified as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity financial assets, or as available-for-sale financial assets, as appropriate. When financial assets are recognised initially, they are measured at fair value, being the transaction price and in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs. All financial assets relate to external EMI entities.

Inventories

Inventories are valued at the lower of cost and net realisable value. Cost is based on the weighted average method and includes expenditure incurred in acquiring the inventories, production and other costs in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of overheads based on normal operating capacity.

Advances

In the ordinary course of business the Group pays advances and other expenses recoupable from future royalties to performing artists, producers and third party repertoire owners. The amounts paid are carried at cost less recoupment and less an allowance for any un-recoupable amounts. The allowance is based on past revenue performance, current popularity and projected revenue.

Advances are recoupable during the business operating cycle. All advances are therefore reported as current assets, including advances recoupable more than 12 months after the balance sheet date.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Trade receivables

Trade receivables, which generally have 30-90 day terms, are recognised and carried at the originally invoiced amount less an allowance for any doubtful debts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off when identified.

Cash and cash equivalents

Cash and cash equivalents in the balance sheet comprise cash at bank and in hand and short-term deposits with an original maturity of three months or less. For the purpose of the combined cash flow statement, cash and cash equivalents consist of cash at bank and in hand and short-term deposits net of outstanding bank overdrafts.

Financial liabilities

Borrowings

All loans and borrowings are initially recognised at the fair value of the consideration received net of directly attributable transaction costs associated with the borrowing. After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Amortised cost is calculated by taking into account any directly attributable transaction costs associated with issuing the liability, as well as any discount or premium on settlement. Gains and losses on derecognition are recognised in finance charges.

Debt for equity swaps that are performed on the behalf of a shareholder are accounted for at book value with no gain or loss recognised in the statement of income or reserves.

Foreign currency denominated financial liabilities are used to fund subsidiary operations where the foreign currency is the primary currency used for operational activity.

Borrowings are classified as current when the borrowings are due to be settled within the next 12 months after the reporting date or when the Company does not have the unconditional right to defer settlement for at least 12 months after the reporting date. All other borrowings are classified as non-current.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and when a reliable estimate can be made of the amount of the obligation. Where the Group expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the statements of income net of any reimbursement. If the effect of the time value of money on the quantification of the provision is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognised as finance costs.

Pensions and other employee benefits

The Group operates a number of defined contribution schemes. Contributions to defined contribution schemes are charged to the statement of income as incurred.

In addition, there is only one material defined benefit pension scheme arrangement in which the Group has participated. Parlophone Records Limited (formerly EMI Records Limited) was a member of the EMI Group Pension Fund (UK Fund) until its closure in May 2012.

EMI Group Limited (an external EMI entity) is the sponsoring employer of the above EMI group wide defined benefit pension plan. As there is no contractual agreement or group policy for charging the net defined benefit cost of the plan to participating entities, the net defined benefit cost of the pension plan is recognised fully by the sponsoring employer. The Group recognises a cost equal to its contributions payable.

Employee benefits other than post-employment benefits that can be carried forward if they have not been used are accrued as they are earned until the benefit is paid or used. Those employee benefits that are foregone if not taken at the time are expensed when incurred.

The cost of meeting payments under employee bonus schemes (other than share based payments) is accrued during the period to which any entitlement relates, based upon the expected ultimate payment and the proportion of the entitlement period which has elapsed. Bonuses which are triggered based solely on the occurrence of an uncertain future event are accrued only when the triggering event has occurred.

Further information on the UK Fund defined benefit scheme that Parlophone Records Ltd (formerly EMI Records Limited) was a member of is presented in Note 25.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Revenue

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

•	Sale of goods: revenue is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer, i.e. on despatch, and can be reliably measured. Revenue is measured at fair value after making provision in respect of expected future returns of goods and services supplied by the Group prior to the balance sheet date;

•	Copyright, royalty, license and other income, including guaranteed access agreements: revenue is recognised based on the contractual arrangements entered into with third parties, which allow them to exploit the Group’s intellectual property in return for a fee. Where the fees due to the Group are dependent upon usage, revenue is recognised based upon that usage. Where no reliable basis is available for estimating such usage, revenue is recognised when reported to the Group by third parties. When revenue relates to a long term contract, revenue is recognised over the life of the contract as revenue is earned.

Where an agreement is, in substance, an outright sale, income is recognised as revenue immediately. For an outright sale to have occurred, the licensee must have signed a non-cancellable contract, paid a fixed fee which is not subject to adjustment based on future usage, been provided with the means to freely exploit its contractual rights, and have no significant ongoing reliance on the Group (as the Licensor) to perform any other delivery obligations. In addition, the artist royalty cost associated with the income must have been accurately quantified.

Revenue is measured with reference to its separate components where components are identified which have stand alone value to its customers and the fair value of these components can be measured reliably.

Interest income is recognised when it has been earned and can be reliably measured.

Distribution costs

The Group believes that distribution costs are largely variable in nature and as such are considered to be part of the gross margin of the business.

Finance charges

Finance costs comprise interest payable on borrowings calculated using the effective interest rate method and net foreign exchange losses.

Finance income comprises interest receivable on funds invested calculated using the effective interest rate method, dividend income, net foreign exchange gains and gains on derivative instruments.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

1.	Significant accounting policies (continued)

Income tax

For those entities located in countries where they were included in the tax grouping of other EMI entities within the same tax jurisdiction, the current tax payable or receivable of these PLG companies has been included in these Combined Carve-out Financial Statements on a separate return basis. Income tax payable or receivable includes amounts to be paid to or received via the EMI holding company in that country responsible for liaison with the relevant tax authority. For the purpose of the Combined Carve-out Financial Statements it is assumed that only the current year tax payments are outstanding. Where PLG tax liabilities have been settled by the surrender of tax losses by other EMI entities without any payment being made between those entities this has been treated as a capital contribution to PLG.

Income tax on the profit or loss for the period comprises current and deferred tax. Income tax is recognised in the statement of income except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at the balance sheet date and any adjustment to tax payable in respect of previous periods.

Deferred tax is recognised for all temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the tax base. The following temporary differences are not provided for: the initial recognition of goodwill or of assets or liabilities that affect neither accounting nor taxable profit that is not a business combination, and temporary differences relating to investments in subsidiaries where the timing of the reversal of the temporary difference can be controlled and to the extent that it is probable that the temporary difference will not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.

New standards and interpretations not yet adopted

The following relevant new standards, amendments to standards and interpretations are not yet effective for the year ended 31 March 2013, and have not been applied in preparing these combined financial statements. The Group is currently assessing the impact of these improvements to its financial statements; however, their adoption is not expected to have a material effect on the financial statements:

IFRS 9 Financial Instruments

IFRS 10 Consolidated Financial Statements

IFRS 11 Joint Arrangements

IFRS 12 Disclosure of Interests in Other Entities

IFRS 13 Fair Value Measurement

Defined Benefit Plans – Amendments to IAS 19

Presentation of Items of Other Comprehensive Income – Amendments to IAS 1

Annual Improvements to IFRSs – 2009-2011 Cycle

Offsetting Financial Assets and Financial Liabilities - Amendment to IAS 32

Recoverable amount disclosures for non-financial assets - Amendment to IAS 36

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

2.	Profit from operations

The following items have been included in arriving at loss or profit from operations:

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Staff Costs (see note 3)	69	67	69
Write down of inventories (included in cost of sales) (see note 11)	—	1	1
Depreciation of property, plant and equipment (see note 9):
Owned Assets	6	6	6
Leased Assets	1	1	1
Amortisation of music catalogues (see note 7)	1	—	—
Operating lease expense	1	2	2
Pension curtailment expense (see note 19)	(312)	—	—
Net profit on disposal of assets	166	—	—

Profit on disposal of assets relates to the sale of various assets including the Beatles Recording rights, Abbey Road Studios, investment in Spotify, the NOW! compilation business, Robbie Williams and other Virgin Records artists’ recorded music contracts to external EMI entities in order to prepare for the sale of the Group.

3.	Director and employee costs

	Year ended	Year ended	Year ended
	31 March 2013	31 March 2012	31 March 2011
	£m	£m	£m
Wages and salaries	56	52	55
Social Security costs	10	10	8
Pension costs	3	4	3
Termination and other payments	—	1	3

	69	67	69

The average number of persons employed by the Group (including Directors) during the period was as follows:

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
Average employees	791	777	797

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

3.	Director and employee costs (continued)

Key management personnel

The aggregate cost of the key management of the Group is as follows:

	Year ended 31 March 2013	Year ended 31 March 2012	Year ended 31 March 2011
	£m	£m	£m
Salaries & short-term employee benefits	3	2	1

Key management personnel, comprised of the senior PLG management team, employed during the year totalled 2 (2012 and 2011: 2).

4.	Net finance charges

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Finance Income:
Other interest income	—	—	2

Total interest income	—	—	2
Interest income from external EMI entities	19	26	3
Foreign exchange gain on foreign currency borrowings	13	—	2

Total finance income	32	26	7

Finance costs:
Other interest cost	—	(1)	(4)

Total interest costs		(1)	(4)
Interest cost to external EMI entities	(15)	(12)	(2)
Foreign exchange loss on foreign currency borrowings	—	(12)	—

Total finance costs	(15)	(25)	(6)

Total net finance income	17	1	1

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

5.	Restructuring costs

The restructuring costs included within loss or profit before taxation are as follows:

	Year ended 31 March 2013	Year ended 31 March 2012	Year ended 31 March 2011
	£m	£m	£m
Restructuring costs	6	10	5

The restructuring initiatives in each year included redundancy and other costs following staff reductions as well as staff retention costs.

6.	Taxation

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Current period	43	32	31

Current tax expense for the period	43	32	31

Deferred tax (income) / expense
Deferred tax (income) / expense	(28)	—	(1)
Reduction in tax rates	—	(1)	—
Tax losses	2	4	2

Total deferred tax (credit)/ charge (note 16)	(26)	3	1

Total taxation charge	17	35	32

A difference exists between the taxation charge recognised in the accounts and the theoretical charge calculated using the company’s statutory tax rate. This arises from local tax rates applied to the results.

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
(Loss)/ profit before tax	(58)	84	89
Tax calculated at the UK tax rate applicable to profits in the respective countries	(14)	22	25
Expenses not deductible for tax / (income not chargeable to tax)
Pension contribution	39	—	—
Others	(11)	11	6
Reduction in tax rates	—	(1)	—
Additional withholding tax incurred	1	1	1
Tax rates of subsidiaries operating in other jurisdictions	2	2	—

Total tax charge in the income statement	17	35	32

On 23 March 2011, a Bill passed by Parliament in the United Kingdom reduced the main rate of corporation tax from 28% to 26% from 1 April 2011. Reductions in the UK corporation tax rate from 26% to 24% (effective from 1 April 2012) and to 23% (effective 1 April 2013) were substantively enacted on 26 March 2012 and 3 July 2012 respectively. Further reductions to 21% (effective from 1 April 2014) and 20% (effective from 1 April 2015) were substantively enacted on 2 July 2013.

The movement to 20% will reduce the company’s future current tax charge accordingly and reduce the deferred tax asset at 31 March 2013 (which has been calculated based on the rate of 23% substantively enacted at the balance sheet date) by £4 million.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

7.	Music catalogues

Music catalogues
£m
Cost
At 1 April 2010	18
Currency retranslation	—

At 31 March 2011	18

Additions	5
Currency retranslation	(1)

At 31 March 2012	22

Additions	1
Currency retranslation	—

At 31 March 2013	23

Amortisation and impairment
At 1 April 2010	18
Amortisation charge for the year	—
Currency retranslation	—

At 31 March 2011	18

Amortisation charge for the year	—
Currency retranslation	(1)

At 31 March 2012	17

Amortisation charge for the year	1
Currency retranslation	—

At 31 March 2013	18

Net book value
At 31 March 2010	—

At 31 March 2011	—

At 31 March 2012	5

At 31 March 2013	5

Artists’ and songwriters’ contracts relate to legally enforceable contractual agreements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

8.	Goodwill

Goodwill
£m
At 1 April 2010	—

At 31 March 2011	—

Acquisitions	2

At 31 March 2012	2

Acquisitions	—

At 31 March 2013	2

No impairment expense has been recognised in the years ended 31 March 2013, 2012 or 2011 as a result of annual impairment testing.

Acquisitions in the period to 31 March 2012

In January 2012, the Group (via EMI Music France SAS) acquired 51% of the ordinary shares in PlayOn SARL for €4.1 million (£3.5 million), satisfied in cash and deferred consideration, with a put/call option with a fair value of €3.9 million (£3.3 million) to acquire the remaining 49%. The option is exercisable by either party and is expected to be exercised. The company operates as a music label and was acquired due to its success as an independent label in France and to acquire its accomplished artists. In the three months to March 2012 the subsidiary contributed a net loss of €0.1 million (£0.1 million) to the combined net profit for the year.

Effect of acquisition

The acquisition had the following effect on the Group’s assets and liabilities.

Recognised values
on acquisition
£m
Acquiree’s net assets at the acquisition date:
Intangible assets	4
Other assets	1

Net identifiable assets and liabilities	5
Consideration paid:
Initial cash price paid	2
Deferred consideration at fair value	2
Put/call option	3

Total consideration at fair value	7

Goodwill on acquisition	2

Acquisitions in the period to 31 March 2013

During the period ended March 2013, the Group (via EMI Music Spain SL) acquired Trimeca Estudios producciones, S.L.U. The acquisition was not considered to be a business combination since it is a shell company holding an artist contract and therefore, it has been treated as an artist advance contract.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

9.	Property, plant and equipment

			Plant,
	Freehold	Leasehold	equipment and
	property	property	vehicles	Total
	£m	£m	£m	£m
Cost
At 1 April 2010	7	29	96	132
Additions	—	—	6	6
Currency retranslation and reclassification	—	—	—	—

At 31 March 2011	7	29	102	138

Additions	1	—	6	7
Currency retranslation and reclassification	—	(2)	(1)	(3)

At 31 March 2012	8	27	107	142

Additions	—	—	13	13
Disposals	(3)	(4)	—	(7)
Disposals to external EMI entities	—	—	(77)	(77)
Currency retranslation and reclassification	(2)	1	2	1

At 31 March 2013	3	24	45	72

Accumulated depreciation and impairment
At 31 March 2010	3	4	85	92
Depreciation charge for the year	—	1	6	7
Currency retranslation and reclassification	—	—	—	—

At 31 March 2011	3	5	91	99

Depreciation charge for the year	1	1	5	7
Currency retranslation and reclassification	—	—	(3)	(3)

At 31 March 2012	4	6	93	103

Depreciation charge for the year	—	1	6	7
Additions	—	—	—	—
Disposals	(1)	(2)	—	(3)
Disposals to external EMI entities	—	—	(59)	(59)
Currency retranslation and reclassification	(1)	(2)	3	—

At 31 March 2013	2	3	43	48

Net book value
At 31 March 2010	4	25	11	40

At 31 March 2011	4	24	11	39

At 31 March 2012	4	21	14	39

At 31 March 2013	1	21	2	24

The carrying values of property, plant and equipment include the following:

	Leasehold property			Plant, equipment and vehicles
	31 March	31 March	31 March	31 March	31 March	31 March
	2013	2012	2011	2013	2012	2011
	£m	£m	£m	£m	£m	£m
Finance lease assets	21	21	24	—	—	—

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

10.	Trade and other receivables

		Year ended		Year ended		Year ended
		31 March		31 March		31 March
		2013		2012		2011
		£m		£m		£m
Current receivables:
Trade receivables		51		44		44
Advances		8		4		22
Corporation tax recoverable		—		—		1
Other receivables:
Trade debtors collected on behalf of external EMI entities	16		9		2
Amounts owed by external EMI entities	38		40		32
Other debtors	5		7		9
Prepayments and accrued income	13		29		17

		72		85		60

Total current receivables		131		133		127

Non current receivables:
Prepayments, accrued income and other debtors		3		3		2

Total		134		136		129

The Group’s exposure to credit and currency risk and impairment losses related to trade and other receivables excluding corporation tax recoverable, where there is a contracted right to receive cash, are disclosed in Note 18.

11.	Inventories

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Finished goods	1	2	2

During the year the Group has written down inventories by nil (2012: £1 million; 2011: £1 million).

12.	Cash and cash equivalents

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Cash at bank and in hand	20	21	22
Short-term deposits	4	4	3

Cash and cash equivalents	24	25	25

Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are ordinarily made for periods varying between one day and one month, although can extend to periods of up to three months, depending on the immediate cash requirements of the Group, and earn interest at the respective short-term deposit rates.

The Group has balances of cash and cash equivalents totalling £13 million (2012: £9 million; 2011: £15 million) held with banks within the UK and £11 million (2012: £16 million; 2011: £10 million) held with banks outside, but freely transferable to the UK. The Group does not have any cash and cash equivalents held with banks outside the UK, but not freely transferable back to the UK.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

13.	Trade and other payables

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Current payables:
Trade payables	24	35	25
Royalties and fees payable	83	111	100
Corporation tax payable	41	29	25
Other taxes including VAT and social security costs	2	3	1
Other payables	3	4	2
Accruals and deferred income	28	39	53
Trade creditors paid on behalf of external EMI entities	16	6	2
Amounts owed to external EMI entities	26	41	33

Total current payables	223	268	241

Non current payables:
Other payables	7	6	7

Total payables	230	274	248

The Group’s exposure to currency and liquidity risks related to trade and other payables, excluding corporate tax payable and other taxes, where there is a contracted obligation to pay cash, are disclosed in Note 18.

14.	Loans and borrowings

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
Financial assets
Loans—external EMI entities	71	1,495	901

Current	71	1,495	901
Loans—external EMI entities	—	—	—

Non-current	—	—	—

Total financial assets	71	1,495	901

Financial liabilities
Loans—external EMI entities	(329)	(816)	(333)
Finance leases (note 15)	(1)	(2)	(2)

Current	(330)	(818)	(335)
Redeemable preference shares	—	(200)	(200)
Finance leases (note 15)	(13)	(14)	(16)

Non-current	(13)	(214)	(216)

Total financial liabilities	(343)	(1,032)	(551)

Net financial (liabilities)/ assets	(272)	463	350

At 31 March 2012 and 31 March 2011, EMI Group Holdings (UK) Ltd (an external EMI entity) held £200 million cumulative redeemable non-voting preference shares in Parlophone Records Limited (formerly EMI Records Limited). On 20 December 2012, the preference shares were transferred through the holding entities to EMI Limited at which point the preference shares were converted to 200 million £1 ordinary shares. In line with the Basis of preparation as set out in Note 1 this gave rise to a capital contribution to the Group of £200 million on that date.

Loan balances with external EMI entities are repayable on demand. Loan facilities are mainly interest bearing, with the exception of certain loan positions between UK entities that are interest free.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

15.	Obligations under finance leases

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
Minimum lease payments	£m	£m	£m
Amounts payable under finance leases:
Within one year	1	2	2
Between one and five years	13	14	6
After more than five years	—	—	10

Present value of lease obligations	14	16	18
Less: Current portion (shown under current liabilities)	(1)	(2)	(2)

Non-current portion	13	14	16

The finance lease at 31 March 2013, 2012 and 2011 was a sale and leaseback scheme relating to a property in Rue Mont Cenis, Paris. The lease runs for a term of 15 years, although the Group has the option to repurchase the property at any time between years five and twelve. If the Group opts not to take up this option, then ownership of the property will revert to the lessor at the end of the lease however it is expected that this option will be exercised.

16.	Deferred taxation

The major deferred tax assets and liabilities recognised by the Group and the movements thereon, are as follows:

Deferred tax assets

	Property, plant	Tax	Pension
	and equipment	losses	assets	Other	Total
	£m	£m	£m	£m	£m
At 1 April 2010	—	12	—	—	12
(Charge)/credit to income statement for the year	—	(2)	—	1	(1)

At 31 March 2011	—	10	—	1	11

(Charge)/credit to income statement for the year	—	(3)	—	—	(3)
Currency retranslation	—	1	—	—	1

At 31 March 2012	—	8	—	1	9

(Charge)/credit to income statement for the year	2	(2)	26	—	26
Currency retranslation	—	(1)	—	—	(1)

At 31 March 2013	2	5	26	1	34

See note 6 for deferred taxation commentary.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

17.	Other provisions for liabilities and charges

	Restructuring	Trading	Total
	£m	£m	£m
Current
At 31 March 2010	3	10	13
Provisions utilised	(3)	(3)	(6)
Charged in the year	1	4	5
Provision released in the year	—	(1)	(1)

At 31 March 2011	1	10	11

Provisions utilised	(1)	(4)	(5)
Charged in the year	3	3	6

At 31 March 2012	3	9	12

Provisions utilised	(4)	(3)	(7)
Charged in the year	—	3	3
Provision released in the year	1	—	1
Disposal of provision to external EMI entities	—	(4)	(4)

At 31 March 2013	—	5	5

Trading provisions include royalty audit claims and legal and other provisions charged through loss or profit from operations. The restructuring provision relates primarily to employee termination and retention costs.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

18.	Financial instruments

Fair values

There are no financial assets and liabilities recognised at fair value through profit and loss at 31 March 2013, 31 March 2012 or 31 March 2011.

The fair values for each class of financial asset and financial liability, together with their carrying amounts shown in the balance sheet are as follows:

	Carrying amount			Fair value
	31 March	31 March	31 March	31 March	31 March	31 March
	2013	2012	2011	2013	2012	2011
	£m	£m	£m	£m	£m	£m
Cash and cash equivalents (note 12)	24	25	25	24	25	25
Loans—external EMI entities (note 14)	71	1,495	901	71	1,495	901
Trade and other receivables (note 10)	118	104	109	118	104	109

Total loans and receivables	213	1,624	1,035	213	1,624	1,035

Total financial assets	213	1,624	1,035	213	1,624	1,035
Loans—external EMI entities (note 14)	(329)	(816)	(333)	(329)	(816)	(333)
Redeemable preference shares (note 14)	—	(200)	(200)	—	(200)	(200)
Obligations under finance leases (note 15)	(14)	(16)	(18)	(14)	(16)	(18)

Total borrowings	(343)	(1,032)	(551)	(343)	(1,032)	(551)
Trade and other payables (note 13)	(159)	(203)	(169)	(159)	(203)	(169)

Total financial liabilities measured at amortised cost	(502)	(1,235)	(720)	(502)	(1,235)	(720)

Total financial liabilities	(502)	(1,235)	(720)	(502)	(1,235)	(720)

Net financial (liabilities)/ assets	(289)	389	315	(289)	389	315

Trade and other receivables

The fair value of trade and other receivables is estimated as the present value of future cash flows, discounted at the market rate of interest at the balance sheet date if the effect is material.

Trade and other payables

The fair value of trade and other payables is estimated as the present value of future cash flows, discounted at the market rate of interest at the balance sheet date if the effect is material.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

18.	Financial instruments (continued)

Fair values (continued)

Cash and cash equivalents

The fair value of cash and cash equivalents is estimated as its carrying amount where the cash is repayable on demand. Where it is not repayable on demand, the fair value is estimated at the present value of future cash flows, discounted at the market rate of interest at the balance sheet date, if material.

Interest-bearing borrowings

The fair value of interest-bearing borrowings, which after initial recognition is determined for disclosure purposes only, is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the balance sheet date. For finance leases, the market rate of interest is determined by reference to similar lease agreements.

There has been no change in valuation technique over the financial periods.

Risk

The Group has exposure to the following risks from its use of financial instruments:

•	Credit risk

•	Liquidity risk

•	Market risk including interest rate and foreign currency risk

This note presents information about the Group’s exposure to the above risks, as well as outlining the Group’s objectives, policies and processes for measuring and managing financial risks.

Credit risk

Credit or counterparty risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers.

The Group’s objectives in relation to credit risk are to minimise the likelihood that the Group will experience financial loss due to counter party failure and to ensure that in the event of a single loss, the failure of any single counterparty would not materially impact the financial wellbeing of the Group.

The Group does not have a significant credit risk relating to amounts owed by external EMI entities. These represent amounts due from other subsidiaries of the common control EMI Group, are repayable on demand and have always been settled as required. On completion of the PLG sale all intercompany balances will be settled as part of the completion mechanism.

Trade receivables are assessed for risk of default by customers and terms of trade are adjusted accordingly. Receivables are insured on risk and cost grounds.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

18.	Financial instruments (continued)

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. Therefore, the maximum exposure to credit risk at the balance sheet date was £233 million (2012: £1,632 million, 2011: £1,032 million) being the total of the carrying amount of financial assets shown in the previous fair value comparison table.

The ageing of external trade receivables at the balance sheet date was as follows:

	Gross receivable			Provision
	31 March	31 March	31 March	31 March	31 March	31 March
	2013	2012	2011	2013	2012	2011
	£m	£m	£m	£m	£m	£m
Not past due	43	46	34	—	(3)	—
Past due 0-30 days	3	—	9	(3)	(2)	—
Past due 31-120 days	2	1	1	(1)	—	—
More than 120 days	13	9	16	(6)	(7)	(16)

Total	61	56	60	(10)	(12)	(16)

Based on historic default rates, the group believes that, apart from the above, no impairment allowance is necessary in respect of external trade receivables.

The movement in the provision for bad debts in respect of the external trade receivables during the year was as follows:

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
At beginning of the period	12	16	14
Charged to the income statement during the period.	(2)	(4)	2

At end of period	10	12	16

The maximum exposure to credit risk of the external trade receivables by geographic region was as follows:

	Year ended	Year ended	Year ended
	31 March	31 March	31 March
	2013	2012	2011
	£m	£m	£m
United Kingdom	22	18	27
Rest of Europe	29	26	17

	51	44	44

Liquidity Risk

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due.

The Group’s primary financial liabilities relate to amounts owed to external EMI entities, whilst the Group’s primary financial assets relate to amounts owed to external EMI entities.

As demonstrated by the net financial assets/ liabilities in note 14, the Group has historically been a net contributor to the broader common control EMI Group.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

18.	Financial instruments (continued)

Liquidity risk (continued)

These amounts formed part of a broader liquidity policy by the common control EMI Group. EMI Group’s policy was to manage liquidity to ensure, as far as possible, that it always had sufficient liquidity to meet its liabilities when due, under normal and stressed conditions, without incurring unacceptable losses or risking damage to the EMI Group. The EMI Group was reliant on committed funding at EMI Group and subsidiary company level to meet the anticipated needs of the EMI Group for the period covered by the EMI Group’s budget.

Following the acquisition of EMI Group by Universal Music Group on 28 September 2012, the organisation and funding structure of EMI Group was rationalised to simplify the divestment of the Parlophone Label Group.

This has resulted in PLG becoming a net liability group (see basis of preparation in note 1). As at 31 March 2013 and prior to the Group’s disposal on 1 July 2013, the Universal Music Group committed to continue to fund the Group. Subsequent to disposal, the acquirers, Warner Music Group, committed to continue to fund the Group.

The Group forecasts on a regular basis the expected cash flows that will occur on a weekly and monthly basis. This information is used in conjunction with the weekly reporting of actual cash balances at bank in order to calculate the level of funding that will be required in the short and medium term.

The contractual cash flows of financial liabilities on an undiscounted basis, including interest payments is shown in the table below (interest on redeemable preference shares were waived in each respective period).

		Total
	Carrying	contractual	1 year	1 to 2	2 to 5	5 years
	amount	cash flows	or less	years	years	and over
2013	£m	£m	£m	£m	£m	£m
Redeemable preference shares	—	—	—	—	—	—
Loans—external EMI entities	329	329	329	—	—	—
Obligations under finance leases	14	14	1	1	12	—
Trade and other payables	159	159	148	7	1	3

Total financial liabilities	502	502	478	8	13	3

		Total
	Carrying	contractual	1 year	1 to 2	2 to 5	5 years
	amount	cash flows	or less	years	years	and over
2012	£m	£m	£m	£m	£m	£m
Redeemable preference shares	200	200	—	—	—	200
Loans—external EMI entities	816	816	816	—	—	—
Obligations under finance leases	16	16	2	2	12	—
Trade and other payables	203	203	194	5	1	4

Total financial liabilities	1,235	1,235	1,012	7	13	204

		Total
	Carrying	contractual	1 year	1 to 2	2 to 5	5 years
	amount	cash flows	or less	years	years	and over
2011	£m	£m	£m	£m	£m	£m
Redeemable preference shares	200	200	—	—	—	200
Loans—external EMI entities	333	333	333	—	—	—
Obligations under finance leases	18	18	2	2	4	10
Trade and other payables	170	170	164	1	1	4

Total financial liabilities	721	721	499	3	5	214

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

18.	Financial instruments (continued)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within an acceptable range.

Foreign currency risk

The Group manages currency risk with the objective of maximising the hedging effect that derives from the diversity of the Group’s operations whilst avoiding creating currency exposure in addition to that derived from the Group’s underlying position.

The Group is exposed to currency risk in respect to sales and purchases. A global netting system is used to minimise transaction costs associated with the sale and purchase of foreign currency to finance purchases and sales.

Historically, within the broader EMI Group, loans have been made between the UK central entity and global subsidiaries. To minimise the exposure of purchasing currency at spot rates, small currency balances were maintained to fund local currency requirements.

Interest on borrowings is denominated in currencies that match the cash flows generated by the underlying operations of the Group, primarily GBP and Euros. This provides an economic hedge without the need for entering into foreign exchange derivatives.

The analysis of principal financial assets and liabilities by major currency is as follows:

	Euro			Sterling
	Year ended	Year ended	Year ended	Year ended	Year ended	Year ended
	31 March	31 March	31 March	31 March	31 March	31 March
	2013	2012	2011	2013	2012	2011
	€m	€m	€m	£m	£m	£m
Financial Liabilities—Loans from external EMI entities	—	(1)	(1)	(316)	(808)	(321)
Financial Assets—Loans to external EMI entities	51	377	216	21	1,162	699
Cash and cash equivalents	8	10	12	12	9	10
Receivables	42	41	37	71	76	75
Payables	(66)	(77)	(63)	(94)	(135)	(106)

	35	350	201	(306)	304	357

A five per cent strengthening of the Euro against the pound sterling at 31 March 2013 would have decreased the foreign exchange reserve within equity by £1 million (2012: increased the foreign exchange reserve within equity by £4 million; 2011: increased the foreign exchange reserve within equity by £2 million) and decreased the loss by £3 million (2012: increased profit by £12 million; 2011: increased profit by £8 million). A five per cent weakening of the Euro against the pound sterling at 31 March 2013 would have increased the foreign exchange reserve within equity by £1 million (2012: decreased the foreign exchange reserve within equity by £3 million; 2011: decreased the foreign exchange reserve within equity by £2 million) and increased the loss by £3 million (2012: decreased the loss by £11 million; 2011: decreased the loss by £7 million). These calculations assume that all other variables remain constant.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

18.	Financial instruments (continued)

Interest rate risk

Loan facilities of the Group are at fixed interest rates although there are certain loan positions between UK entities that are interest free. The only exceptions to this are new cash management loan positions since 28 September 2012 when Universal Music Group acquired the broader EMI Group. These variable rates are not materially impacted by likely forecast interest rate movements.

Hence the Group is not presently exposed to interest rate risk on its financing facilities.

An analysis of the significant interest bearing loan facilities is as follows:

		Year ended	Year ended	Year ended
		31 March	31 March	31 March
		2013	2012	2011
		£m	£m	£m
Floating debt	GBP	(33)	—	—
Floating debt	EUR	43	—	—
Fixed debt	GBP	(207)	(71)	(11)
Fixed debt	EUR	—	314	191

		(197)	243	180

Capital management

The Group’s capital management policy is determined by the Group’s parent (which has changed over the accounting periods presented). See liquidity risk disclosures.

In all cases, the objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders, to maintain an optimal capital structure to reduce the cost of capital and have funds available for business uncertainties.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

19.	Pensions

There is only one significant defined benefit pension scheme arrangement in which the Group has participated. Parlophone Records Limited (formerly EMI Records Limited) was a member of the broader EMI Group Pension Fund (UK Fund).

EMI Group Limited (an external EMI entity) is the sponsoring employer of the above group wide defined benefit pension plan. As there is no contractual agreement or group policy for charging the net defined benefit cost of the plan to participating entities, the net defined benefit cost of the pension plan is recognised fully by the sponsoring employer. The Group recognises a cost equal to its contributions payable.

On 15 May 2012, after a period of consultation, an agreement was reached between EMI Group and the employee members of the UK defined benefit pension scheme and the scheme was closed to future accrual as of 30 June 2012. All members transferred into a new defined contribution scheme. The closure of the plan did not impact current pensioners, or the benefits already accrued by current employees who were still contributing to the scheme.

Separately, at the end of August 2012, ownership of the UK defined benefit pension scheme was transferred out of the EMI Group to Citigroup (the sale of the EMI Recorded Music business was conditional on Citigroup taking over the responsibility for EMI’s UK defined benefits pension scheme). As part of this transfer, Parlophone Records Ltd (formerly EMI Records Limited), made a £150 million contribution to the UK pension fund, and an additional payment of $257 million (USD) (£162 million) to Citigroup for taking on the UK defined benefit pension obligation. The total of these payments was £312 million.

The total cost of contributions made by Parlophone Records Ltd (formerly EMI Records Limited) relating to the UK Fund was £312 million during the year ended 31 March 2013, £2 million during the year ended 31 March 2012 and £1 million during the year ended 31 March 2011.

Further information on the UK Fund defined benefit scheme that Parlophone Records Limited (formerly EMI Records Limited) was a member of is presented in Note 25.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

20.	Lease commitments

Commitments under operating leases were as follows:

	Year ended	Year ended	Year ended
	31 March 2013	31 March 2012	31 March 2011
	£m	£m	£m
Operating leases:
In the first year	1	1	1
In the second to fifth years inclusive	1	2	3
After the fifth year	—	1	2

Total	2	4	6

21.	Contingent liabilities

The Group is not aware of any significant legal or arbitration proceedings, pending or threatened, against any member of the Group which may result in a liability materially in excess of the provision in the financial statements.

There are no legal or arbitration proceedings involving members of the Group which, so far as the Group is aware, may have a material effect on the financial position of the Group.

Advance commitments

The Group has commitments, which are largely performance related, to pay advances to artists and repertoire owners amounting to approximately £45 million at 31 March 2013 (2012: £43 million, 2011: £53 million).

Tax

The Group operates in several European countries and is subject to a wide range of complex tax laws and regulations. At any point in time it is normal for there to be a number of open years in any particular territory which may be subject to enquiry by local authorities. Where the effect of the laws and regulations is unclear, estimates are used in determining the liability for the tax to be paid on past profits which are recognised in the financial statements. The Group considers the estimates, assumptions and judgements to be reasonable but this can involve complex issues which may take a number of years to resolve. The final determination of prior year tax liabilities could be different from the estimates reflected in the financial statements.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

22.	Related party transactions

	2013	2012	2011
	£m	£m	£m
Statement of financial position
Interdivisional balances receivable from external EMI entities	38	40	32
Interdivisional balances payable to external EMI entities	(26)	(41)	(33)
Financial assets receivable from external EMI entities	71	1,495	901
Financial liabilities payable to external EMI entities	(329)	(816)	(333)
Income statement
Interdivisional revenue from external EMI entities	69	76	54
Interdivisional costs to external EMI entities	(73)	(79)	(62)
Net management charges to external EMI entities	14	8	5
Interest receivable from external EMI entities	19	26	3
Interest payable to external EMI entities	(15)	(12)	(2)

Compensation to key management personnel (including Directors)

See note 3 for disclosures in respect of compensation to key management personnel.

Sale of assets to external EMI entities

During the year the Group recognised a profit of £199 million relating to the disposal of various assets at fair market value including the Beatles Recording rights, Abbey Road Studios, investment in Spotify, the NOW! compilation business, Robbie Williams and other Virgin Records artists’ recorded music contracts. As per the basis of preparation, £33 million has been recognised within Invested Equity.

The Group also disposed of property, plant and equipment with a carrying value of £18 million to external EMI entities.

All disposals were based on externally prepared valuations and were considered to be at arm’s length.

Defined benefit pension plans

As discussed in note 19, there is only one material defined benefit pension scheme arrangement in which the Group participated. This has now been closed. See note 19 for further details.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

23.	Accounting estimates and judgements

The Group prepares its combined financial statements in accordance with IFRS as issued by the IASB, which require management to make judgements, estimates and assumptions which affect the application of the accounting policies, and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

The estimates and assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates change and in any future periods.

The following areas are considered to involve a significant degree of judgement or estimation:

Artists’ advances

The Group regularly commits to, and pays advances to artists in respect of their anticipated future sales. These advances are capitalised as assets when management believes that the advances are fully recoverable from future royalties to be earned by the artist.

The decision to capitalise an advance requires significant judgement as to the recoverability of these advances. Each advance is assessed upon initial commitment and at each reporting date, based on management’s forecast of anticipated revenues from the sale of existing and future products, taking into account the current and past popularity of the artist, the historic sales of previous products and other relevant information.

Based on this information, management expenses advances which it believes are not recoverable; all royalty advances to artists without a history of commercial success are expensed immediately. All advances carried on the balance sheet are at each reporting date assessed for recoverability.

Revenue recognition

Some contracts which the Group enters into cover a period of several years and generate revenue from a range of different rights granted to counterparties. In assessing whether different rights should be treated as separate income streams and whether the revenue recognition triggers for each income stream have been achieved, the Group makes reference to its stated accounting policies and where necessary applies its judgement to assess the appropriate approach for each contract.

Sales returns provisions

In accordance with market practice in the music industry, the Group sells certain physical products to customers with the right to return certain unsold items. The Group recognises revenues from such sales at invoiced value after making provision in respect of expected future returns of goods supplied. In determining the level of returns provisioning, management is required to estimate the value of sales which may be returned, by analysing historic return trends, assessing the current economic trends, and estimating the future customer demand of the Group’s products. These assessments are performed for each market in which the Group operates, by measuring the percentage of each market’s product sales which have historically been returned and the lag period over which sales are returned and using this data to estimate the returns provision required.

Provisions

Provisions have been made for royalty audit claims, legal, employee termination and other restructuring costs. These provisions are the best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The actual costs and timing of future cash flows are dependent on future events. Any difference between expectations and the actual future liability will be accounted for in the period when such determination is made.

Taxation

The Group is required to estimate the tax payable in each of the jurisdictions in which the Group operates. This involves estimating the actual current tax charge or credit together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which may be included on the combined statement of financial position of the Group. The calculation of the Group’s total tax charge necessarily involves a significant degree of estimation in respect of certain items whose tax treatment cannot be finally determined until resolution has been reached with the relevant tax authority, or, as appropriate, through a formal legal process.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

23.	Accounting estimates and judgements

Taxation (continued)

The Group has, from time to time, contingent tax liabilities arising from trading and corporate transactions in the UK and overseas jurisdictions. After appropriate consideration, management makes provision for these liabilities based on the probable level of economic loss that may be incurred and which is reliably measurable. The breadth of the Group’s structure with operations in several geographic locations makes the use of estimates and assumptions more challenging. The resolution of issues is not always within the control of the Group and can be reliant upon the efficiency of the legal processes in the relevant jurisdictions in which the Group operates, and as a result, issues can, and often do take many years to resolve.

24.	Subsequent events

Subsequent events for 31 March 2013

Between 1 April 2013 and 1 July 2013 a number of assets were acquired from external EMI entities in preparation for the sale of the PLG group to Warner Music Group.

On 1 July 2013, the Group was sold from Universal Music Group to Warner Music Group.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

25.	EMI Group UK Pension Fund defined benefit scheme disclosures

Further information on the UK Fund that Parlophone Records Ltd (formerly EMI Records Limited) was a member of is disclosed below.

UK Fund
£m
Net pension asset / (liability)
30 August 2012 (see below )	210
31 March 2012	—
31 March 2011	(70)

As disclosed in note 19, on 15 May 2012, after a period of consultation, an agreement was reached between EMI Group and the employee members of the UK defined benefit pension scheme and the scheme was closed to future accrual as of 30 June 2012. All members were transferred into a new defined contribution scheme. The closure of the plan did not impact current pensioners, or the benefits already accrued by current employees who were still contributing to the scheme. A net past service gain of £3 million arose from this curtailment.

Separately, on 30 August 2012, the ownership of the UK defined benefit pension scheme was transferred out of the EMI Group to Citigroup. As a part of this transfer, EMI Group companies made contributions totalling £193 million to the UK pension fund, and additional payments totalling £208 million to Citigroup for taking on the UK defined benefit pension obligation. Of these payments £312 million were funded by PLG companies. Following the transfer, EMI Group companies have no further obligations towards the scheme or its members.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

25.	EMI Group UK Pension Fund defined benefit scheme disclosures (continued)

The assets and liabilities of this scheme were:

30 August 2012	£m
Fair value of scheme assets
Equities	34
Bonds	933
Property	28
Other	309

1,304
Present value of funded defined benefit obligations	(1,094)

Net pension asset	210

31 March 2012	£m
Fair value of scheme assets
Equities	34
Bonds	933
Property	28
Other	111

1,106
Present value of funded defined benefit obligations	(1,106)

Net pension asset / (liability)	—

31 March 2011	£m
Fair value of scheme assets
Equities	30
Bonds	793
Property	30
Other	103

956
Present value of funded defined benefit obligations	(1,026)

Net pension liability	(70)

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

25.	EMI Group UK Pension Fund defined benefit scheme disclosures (continued)

Changes in the fair value of scheme assets are analysed as follows:

£m
At 1 April 2010	935
Expected return on scheme assets	42
Employer contributions	21
Benefits paid	(59)
Actuarial gains	17

At 31 March 2011	956

Expected return on scheme assets	43
Employer contributions	24
Benefits paid	(55)
Actuarial gains	138

At 31 March 2012	1,106

Expected return on scheme assets	18
Employer contributions	10
One-off employer contribution	193
Benefits paid	(23)
Actuarial gains / (losses)	—

At 30 August 2012	1,304

Changes in the present value of the defined benefit obligation are analysed as follows:

£m
At 1 April 2010	(1,051)
Service cost	(5)
Interest cost	(56)
Benefits paid	59
Actuarial gains	27

At 31 March 2011	(1,026)

Service cost	(5)
Interest cost	(55)
Benefits paid	55
Actuarial losses	(75)

At 31 March 2012	(1,106)

Service cost	(1)
Interest cost	(23)
Benefits paid	23
Curtailment gain	3
Actuarial gain	10

At 30 August 2012	(1,094)

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

25.	EMI Group UK Pension Fund defined benefit scheme disclosures (continued)

The main assumption used in the valuation of the pension scheme was as follows:

30 August 2012%
Main assumptions
Rate of general increase in salaries	4.1
Rate of increase to pensions in payment	2.9
Discount rate for scheme liabilities	4.8
Inflation—RPI	3.1
Inflation—CPI	2.1
Expected rates of return on scheme assets:
Equities	7.2
Bonds	3.5
Property	5.4
Other	2.6
Overall expected return on scheme assets	3.7

31 March 2012%
Main assumptions
Rate of general increase in salaries	4.3
Rate of increase to pensions in payment	3.1
Discount rate for scheme liabilities	5.0
Inflation—RPI	3.3
Inflation—CPI	2.3
Expected rates of return on scheme assets:
Equities	7.2
Bonds	3.5
Property	5.4
Other	2.6
Overall expected return on scheme assets	3.7

31 March 2011%
Main assumptions
Rate of general increase in salaries	5.1
Rate of increase to pensions in payment	3.5
Discount rate for scheme liabilities	5.5
Inflation—RPI	3.6
Inflation—CPI	2.6
Expected rates of return on scheme assets:
Equities	7.8
Bonds	4.6
Property	6.2
Other	3.8
Overall expected return on scheme assets	4.8

The expected return on plan assets is set by reference to historical returns on each of the main asset classes, current market indicators such as long term bond yields and expected long term strategic asset allocation of each plan. The overall expected weight of return is calculated by weighting the individual rates in accordance with the anticipated balance in the plan’s investments portfolio.

Parlophone Label Group

Combined carve-out financial statements

As at and for the years ended 31 March 2013, 31 March 2012 and 31 March 2011

Notes to the Combined Carve-out Financial Statements (continued)

For the years ended 31 March 2013, 31 March 2012 and 31 March 2011

25.	EMI Group UK Pension Fund defined benefit scheme disclosures (continued)

The table below sets out the sensitivity on the pension deficit for the two main assumptions:

30 August 2012	£m
Increase/ (decrease) in pension deficit
0.25% rise in discount rate	(38)
0.25% fall in discount rate	40
0.25% rise in inflation	21
0.25% fall in inflation	(28)

31 March 2012	£m
Increase/ (decrease) in pension deficit
0.25% rise in discount rate	(38)
0.25% fall in discount rate	40
0.25% rise in inflation	21
0.25% fall in inflation	(28)

31 March 2011	£m
Increase/ (decrease) in pension deficit
0.25% rise in discount rate	(34)
0.25% fall in discount rate	36
0.25% rise in inflation	31
0.25% fall in inflation	(30)